Exhibit 24.1

			     POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Reid B. Adams, David J. Marshall, Carin F. Muhlbaum and Shanak Patnaik, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to execute any and all filings on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) or Form 5 (Annual Statement of Changes in Beneficial Ownership of Securities) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and Section 30(h) of the Investment Company Act of 1940, as amended ("Form 3, Form 4 and Form 5 Filings"), with respect to changes of beneficial ownership of securities of THE SWISS HELVETIA FUND, INC. (the "Fund"), and to file with the Securities and Exchange Commission, The New York Stock Exchange and the Fund such Form 3, Form 4 and Form 5 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of April 2017.


/s/ Fred J. Ricciardi
----------------------
Fred J. Ricciardi
Director, The Swiss Helvetia Fund, Inc.